Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2021 First Quarter Financial Results

-- 22 Percent Subscription Revenue Growth Drives Recurring Revenue to 77 Percent of Total;
Subscription Gross Margin Continues Year-Over-Year Improvement --

SANTA BARBARA, Calif. – May 27, 2020 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2021 first quarter ended April 30, 2020.

Fiscal 2021 First Quarter Financial Results:

Total revenue for the fiscal 2021 first quarter was $74.1 million, compared with $78 million for the fiscal 2020 first quarter, reflecting expected reductions in license, professional services and maintenance revenue, partially offset by an increase in subscription revenue. Currency had a $2 million negative impact on total revenue compared with the prior-year quarter, and a $1.5 million negative impact compared with the fourth quarter of fiscal 2020. Fiscal 2021 first quarter subscription revenue grew 22 percent (24 percent on a constant currency basis) from the same period last year, and equaled 41 percent of total revenue, a nine-percentage point increase over 32 percent of total revenue in last year’s first quarter.

Additional fiscal 2021 first quarter financial results versus the same period last year, include:

●	Subscription revenue of $30.8 million, up from $25.3 million. Currency had a $535,000 negative impact.
●	Subscription gross margin of 66 percent, versus 63 percent.
●	License revenue of $1.2 million, compared with $4.5 million. Currency had a $134,000 negative impact.
●	Professional services revenue of $15.7 million, versus $18.4 million. Currency had a $578,000 negative impact.
●	Professional services margin improved to 5 percent from negative 5 percent in the prior-year quarter.
●	Maintenance revenue of $26.4 million, compared with $29.9 million. Currency had a $754,000 negative impact.
●	GAAP pre-tax income of $585,000, versus a GAAP pre-tax loss of $2.5 million. Expense management measures, including actions taken as a result of COVID-19, helped drive bottom line improvements.
●	Non-GAAP pre-tax income of $3.3 million, compared with approximately breakeven.
●	GAAP net loss of $410,000, or $(0.02) per Class A and Class B share, versus a GAAP net loss of $3.2 million, or $(0.17) per Class A share and $(0.14) per Class B share.

“As customers increasingly recognize the need for QAD’s agile cloud solutions, our momentum in subscription growth continued into the first quarter. At the same time, we implemented expense management measures given COVID-19, which helped improve efficiency. Our financial position remains strong,” said Anton Chilton, QAD’s Chief Executive Officer. “I am extremely proud of our team’s ability to keep our customers’ critical operations up and running and continue to advance implementation projects while we seamlessly switched to remote working.”

QAD's cash and equivalents balance at April 30, 2020 was $140.2 million, versus $136.7 million at January 31, 2020. Cash provided by operations for the fiscal 2021 first quarter was $10.9 million, compared with $14.2 million one year ago.

Fiscal 2021 First Quarter Operational Highlights:

●	Received orders from 20 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including six orders exceeding $1 million;
●

Received cloud or license orders from companies across QAD’s six vertical markets, including: Aphena Pharma Solutions, AsteelFlash Group, Autoliv Inc., Clarios, Ferro Corporation, Gexpro Services, Ikano Industry Mexico S.A., Imana Foods, Imperial Brands, Ltd., Lubrizol Corporation, Lush Manufacturing, Ltd., Mitek Industries Inc., Nortek Security and Control, Phenox GmbH, Rapak LLC, Vit-Best Nutrition, Inc. and Xandor Automotive GmbH;

●	Announced enhancements to QAD Adaptive ERP and related solutions to help global manufacturers rapidly respond to industry disruption;
●

QAD Precision released several new tools, including a Free Trade Agreement calculator to help companies estimate potential free trade agreement savings, and a U.S. - Mexico - Canada Agreement (USMCA) Benchmark Tool to support companies in assessing their readiness to comply with the rules of origin in the new USMCA; and

●

Won several accolades including QAD DynaSys being named a Leader in the IDC MarketScape: Worldwide Supply Chain Supply Planning 2019 Vendor Assessment; Chief Technology Officer, Tony Winter, named CTO of the Year Silver Award Winner by Info Security PG's 2020 Global; and Senior Marketing Manager, Consumer, Food and Beverage Markets, Stephen Dombroski, being named to the 2020 Food Logistics Champions: Rock Stars of the Supply Chain.

Business Outlook:

Our business outlook incorporates the effects of currency fluctuations experienced during the first fiscal quarter, and assumes current foreign exchange rates for the remainder of the quarter. Consistent with the guidance provided for the fiscal 2021 first quarter, QAD is providing guidance only for subscription and maintenance revenue for the fiscal 2021 second quarter as follows:

●	Subscription revenue of $31 million.
●	Maintenance revenue of $26 million.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2021 First Quarter Financial Results Conference Call

When: Wednesday, May 27, 2020

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-739-3990 (domestic); 412-317-5719 (international)

Replay: Accessible through midnight June 4, 2020; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10142652

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the fiscal 2021 first quarter. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies. Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences. In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises. QAD solutions help customers in the automotive, life sciences, packaging, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 29 offices globally. Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise. To learn more, visit www.qad.com or call +1 805-566-6100. Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company's current expectations. Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third-party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue:
Subscription	$30,771	$25,306
License	1,221	4,466
Maintenance	26,408	29,899
Professional services	15,747	18,364
Total revenue	74,147	78,035
Cost of revenue:
Subscription	10,348	9,417
License	401	591
Maintenance	6,744	7,603
Professional services	14,932	19,323
Total cost of revenue	32,425	36,934
Gross profit	41,722	41,101
Operating expenses:
Sales and marketing	18,557	20,891
Research and development	14,017	13,987
General and administrative	10,017	9,418
Amortization of intangibles from acquisitions	64	67
Total operating expenses	42,655	44,363
Operating loss	(933)	(3,262)
Other (income) expense:
Interest income	(436)	(724)
Interest expense	150	153
Other income, net	(1,232)	(172)
Total other income, net	(1,518)	(743)
Income (loss) before income taxes	585	(2,519)
Income tax expense	995	715
Net loss	$(410)	$(3,234)

Net loss	$(410)	$(3,234)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(2,655)	(263)
Total comprehensive loss	$(3,065)	$(3,497)

Diluted loss per share
Class A	$(0.02)	$(0.17)
Class B	$(0.02)	$(0.14)

Diluted Weighted Shares
Class A	17,112	16,367
Class B	3,321	3,264

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2020	2020
Assets
Current assets:
Cash and equivalents	$140,154	$136,717
Accounts receivable, net	46,572	80,968
Other current assets	23,490	24,952
Total current assets	210,216	242,637

Property and equipment, net	28,249	28,687
Lease right-of-use assets, net	16,760	18,329
Capitalized software costs, net	1,912	1,922
Goodwill	12,056	12,388
Long-term deferred tax assets, net	5,838	5,834
Other assets, net	11,928	13,007

Total assets	$286,959	$322,804

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$510	$503
Lease liabilities	4,107	4,371
Accounts payable and other current liabilities	32,456	49,740
Deferred revenue	102,302	118,413
Total current liabilities	139,375	173,027

Long-term debt	12,213	12,341
Long-term lease liabilities	13,404	14,612
Other liabilities	8,096	6,759

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	200,126	197,824
Treasury stock	(3,226)	(3,226)
Accumulated deficit	(72,050)	(70,209)
Accumulated other comprehensive loss	(11,000)	(8,345)
Total stockholders' equity	113,871	116,065

Total liabilities and stockholders' equity	$286,959	$322,804

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	Apr. 30,
	2020	2019

Net cash provided by operating activities	$10,912	$14,195

Cash flows from investing activities:
Purchase of property and equipment	(1,017)	(1,036)
Capitalized software costs	(272)	(264)
Net cash used in investing activities	(1,289)	(1,300)

Cash flows from financing activities:
Repayments of debt	(149)	(122)
Tax payments related to stock awards	(103)	(235)
Cash dividends paid	(1,431)	-
Net cash used in financing activities	(1,683)	(357)

Effect of exchange rates on cash and equivalents	(4,503)	(961)
Net increase in cash and equivalents	3,437	11,577
Cash and equivalents at beginning of period	136,717	139,413
Cash and equivalents at end of period	$140,154	$150,990

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019

Total revenue	$74,147	$78,035

Net loss	(410)	(3,234)
Add back:
Net interest income	(286)	(571)
Depreciation	1,296	1,327
Amortization	354	274
Income tax expense	995	715
EBITDA	$1,949	$(1,489)
Add back:
Stock-based compensation expense	2,405	2,304
Change in fair value of interest rate swap	251	91
Adjusted EBITDA	$4,605	$906
Adjusted EBITDA margin	6%	1%

Non-GAAP pre-tax income (loss) reconciliation

Income (loss) before income taxes	$585	$(2,519)
Add back
Stock-based compensation expense	2,405	2,304
Amortization of purchased intangible assets	71	74
Change in fair value of interest rate swap	251	91
Non-GAAP income (loss) before income taxes	$3,312	$(50)